MONY Life Insurance Company
                                          MONY Life Insurance Company of America
                                                     1290 Avenue of the Americas
                                                        New York, New York 10104

                                                                      DODIE KENT
                                                                  Vice President
                                                                     and Counsel
                                                                  (212) 314-3970
                                                                  (212) 707-1791

[MONY -- An AXA Financial Company LOGO]                           LAW DEPARTMENT

                                                          April 28, 2005


MONY Life Insurance Company
1290 Avenue of the Americas
New York, NY  10104

Dear Sirs:

         This opinion is furnished in connection with the filing by MONY Life Insurance Company ("MONY") and MONY Variable Account L of MONY ("Separate Account L") of the Form N-6 Registration Statement of MONY and Separate Account L under the Securities Act of 1933 (File No. 333-104156) and of the Registration Statement of Separate Account L under the Investment Company Act of 1940 ("1940 Act") included in the same Form N-6. The Registration Statement covers an indefinite number of units of interest ("Units") in Separate Account L.

         The Units are purchased with contributions received under individual variable life insurance policies (the "Policies"). As described in the prospectus included in the Form N-6 Registration Statement, the Policies are designed to provide life insurance coverage on the named insured.

I have examined such corporate records of MONY and provisions of the New York Insurance Law as are relevant to authorization and issuance of the Policies and such other documents and laws as I consider appropriate. On the basis of such examination, it is my opinion that:

1. MONY is a corporation duly organized and validly existing under the laws of the State of New York.

2. Separate Account L was duly established pursuant to the provisions of New York Insurance Law.

3. The assets of Separate Account L are owned by MONY; MONY is not a trustee with respect thereto. Under New York law, the income, gains and losses, whether or not realized, from assets allocated to Separate Account L must be credited to or charged against such account, without regard to the other income, gains or losses of MONY.

4. The Policies provide that the portion of the assets of Separate Account L equal to the reserves and other policy liabilities with respect to Separate Account L shall not be chargeable with liabilities arising out of any other business MONY may conduct and that MONY reserves the right to transfer assets of Separate Account L in excess of such reserves and policy liabilities to the general account of MONY.

5. The Policies (including any Units credited thereunder) have been duly authorized and when issued in accordance with applicable regulatory approvals represent validly issued and binding obligations of MONY.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Dodie Kent

                                       -------------------
                                           Dodie Kent

cc:  Christopher E. Palmer, Esq.